Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Hall, Kinion & Associates, Inc. and subsidiaries on Form S-8 of our report dated March 26, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting principle), appearing in and incorporated by reference in the Annual Report on
Form 10-K of Hall, Kinion & Associates, Inc. and subsidiaries for the year ended December 29, 2002.

DELOITTE & TOUCHE LLP

San Francisco, California

April 11, 2003